Exhibit 15.3

November 15, 2024

To:	Highest Performances Holdings Inc.

61/F, Pearl River Tower
No.15 West Zhujiang Road
Guangzhou,Guangdong 510623
People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings, “Risk Factors”, “Regulation”and “Organizational Structure” related to Fanhua Inc. in Highest Performances Holdings Inc.’s Annual Report on Form 20-F for the year ended June 30, 2024, which will be filed with the Securities and Exchange Commission in November 2024.

Yours faithfully,

/s/ Hai Run Law Firm
Hai Run Law Firm